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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-1) of our report dated December 2, 2011 except for Note 3 as to which the date is January 25, 2012 with respect to the consolidated financial statements of Roundy's, Inc. (formerly known as Roundy's Parent Company, Inc.) included in its Registration Statement (Form S-1 No. 333-178311) and related Prospectus for the registration of shares of its common stock, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin
February 7, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm